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                                                                    EXHIBIT 10.9

                              OFFICE SPACE LEASE

  THIS LEASE is made as of the 5th day of July, 1994, by and between La Jolla Gateway, Ltd., a California limited partnership, hereafter called "Landlord," and CYTOPROBE CORPORATION, a Utah corporation, hereinafter called "Tenant."
                      ARTICLE I.  BASIC LEASE PROVISIONS

  Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.


1.  Tenant's Trade Name:        N/A

2.  Premises:  Suite No.    430     (the Premises are more particularly
    described in Section 2.1).

    Address of Office Building:  9191 Towne Centre Drive, San Diego, CA  92122
    Project:  La Jolla Gateway

3.  Use of Premises:  General office and for no other use.

4.  Commencement Date:  August 1, 1994

5.  Lease Term:  Thirty-Six (36)         months, plus such additional days as
    may be required to cause this Lease to terminate on the final day of the calendar month.

6.  Basic Rent:  Two Thousand Seven Hundred Twenty-Two      Dollars ($2,722.00)
    per month, based on $1.35 per rentable square foot.
    Date of First C.P.I. Adjustment to Basic Rent (Section 4.3):       N/A
    Other Rental Adjustments:

    Commencing on the first day of the thirteenth month of the Lease Term, the Basic Rent shall be Three Thousand Twenty-Four Dollars ($3,024.00) per month, based on $1.50 per rentable square foot.

    Commencing on the first day of the twenty-fifth month of the Lease Term, the Basic Rent shall be Three Thousand Three Hundred Twenty-Seven Dollars ($3,327.00) per month, based on $1.65 per rentable square foot.

7. Operating Expense Allowance: The Operating Expenses per rentable square foot actually incurred by Landlord during the calendar year ending December 31, 1994.



    Expense Recovery Period: Every 12 month period during the Term (or portion thereof for the first and last lease years) commencing January 1 and ending December 31

8.  Floor Area of Premises:  approximately  2,016  rentable square feet

9.  Security Deposit:  $8,166.00

10. Broker(s):  None

11. Plan Approval Date:  N/A

12. Address for Payments and Notices:

           LANDLORD                                     TENANT

     9171 Towne Centre Drive                     CYTOPROBE CORPORATION
     Suite 310                                   9191 Towne Centre Drive
     San Diego, CA   92122                       Suite 430
     Attention:  Building Manager                San Diego, CA  92122

     with a copy of notices to:

     TOOLEY & COMPANY
     3303 Wilshire Blvd., Suite 1200
     Los Angeles, CA  90010
     Attention:  Bruce Beatty

13. Parking:  Two (2) Reserved and Six (6) Unreserved   vehicle parking spaces

14. Tenant's Construction Representative:       N/A      Telephone:     N/A

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                             ARTICLE II.  PREMISES

     SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the office building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property, is called the "Office Building"), and is a portion of the project described in
Item 2 (the "Project"). If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable square footage of the Premises, as computed in accordance with the American National ("BOMA") Standard, differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change in square footage. Within five (5) days following Landlord's request, the parties shall memorialize the adjustments by executing an amendment to this Lease prepared by Landlord, provided that the failure or refusal by either party to execute the amendment shall not affect its validity.

     SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Office Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Office Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within ten (10) days after the term ("Term") of this Lease commences as provided in
Article III below. If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises except that Landlord shall paint the Premises using building standard materials and clean the carpet in the Premises. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

     SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Office Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Office Building or Project without liability to Tenant.

                              ARTICLE III.  TERM


     SECTION 3.1. (a) GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions.

                  (b) EARLY OCCUPANCY. Landlord agrees that Tenant shall be permitted to take early occupancy of the Premises in the event the Premises are ready for occupancy prior to the Commencement Date set forth in Item 4 of the Basic Lease Provisions, as determined by Landlord. Tenant's occupancy of the Premises prior to the Commencement Date shall be subject to all of the provisions of this Lease, excluding the obligation to pay Basic Rent.



                   ARTICLE IV.  RENT AND OPERATING EXPENSES

     SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

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SECTION 4.2.  OPERATING EXPENSE INCREASE.

          (a) Commencing as of the first day of the thirteenth month of the Lease Term, Tenant shall reimburse Landlord, as additional rent, for Tenant's proportionate share of "Operating Expenses", as that term is defined below, incurred by Landlord in the operation of the Office Building and Project. Tenant's proportionate share of Operating Expenses shall equal the product of the rentable floor area, of the Premises multiplied by the difference of (i) Operating Expenses per rentable square foot less (ii) the Operating Expense Allowance set forth in Item 7 of the Basic Lease Provisions. Tenant acknowledges Landlord's rights to make changes or additions to the Office Building and/or Project from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Office Building and/or Project may be adjusted.

          (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as set forth in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate share of Operating Expenses for the Expense Recovery Period or portion thereof. Commencing as of the first day of the thirteenth month of the Lease Term, Tenant shall pay the estimated amount to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate.

          (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate share as shown by the annual statement. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. If actual Operating Expenses allocable to Tenant during any Expense Recovery Period are less than the Operating Expense Allowance, Landlord shall not be required to pay the differential to Tenant. Should Tenant fail to object in writing to Landlord's. Landlord's determination of actual Operating Expenses within sixty
(60) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

          (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

          (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Operating Expenses shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

          (f) The term "Operating Expenses" shall include all expenses of operation and maintenance of the Office Building and the Project, together with all appurtenant Common Facilities (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; taxes; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; air conditioning; supplies; materials; equipment; tools; programs instituted to comply with transportation management requirements; tenant services; amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Office Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Office Building; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Office Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; and a reasonable overhead/management fee. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Office Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Office Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and
(iv) costs and expenses incurred in contesting the amount or validity of any tax by appropriate proceedings. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Operating Expenses may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Office Building.

     SECTION 4.3. COST OF LIVING INCREASE. The amount of Basic Rent shall be adjusted as of the date specified in Item 6 of the Basic Lease provisions and each twelve (12) month period thereafter to reflect any increase in the cost of living. The adjustment, if any, shall be calculated utilizing the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index of Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Area Average, all items (1982-84-100) (the "Index"). The Index as of ninety (90) days prior to the Commencement Date shall be considered the "Base Index." At each

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annual adjustment date, the initial Basic Rent shall be adjusted by the percentage increase, if any, between the index published and in effect ninety
(90) days preceding the adjustment date and the Base Index; provided, however, that the Basic Rent shall never be less than the amount of Basic Rent for the month preceding the adjustment date. When the new Basic Rent is determined, Landlord shall give Tenant written notice indicating how the new Basic Rent figure was computed. Should the Index figures not be available at the time of any annual adjustment, the adjustment shall be made as soon as the figures become available and Tenant shall promptly pay to Landlord an amount equal to the sum of rental deficiencies caused by the delay. If at any rental adjustment date the Index shall not exist, Landlord may substitute another reasonable index published by any governmental agency.

     SECTION 4.4. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Upon any default by Tenant, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, Landlord may apply all or part of the Security Deposit as full or partial compensation for that default. If any portion of the Security Deposit is so applied, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.


                               ARTICLE V.  USES


     SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Office Building or the Project, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Office Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, and all recorded covenants, conditions and restrictions affecting the Office Building, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials, as such materials may be identified in any federal, state or local law or regulation, in the Premises or Project without the prior written consent of Landlord, which consent may be refused or conditioned by Landlord in its discretion. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous materials that may be required by any governmental agency. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

     SECTION 5.2. SIGNS. Tenant, upon obtaining the approval of Landlord in writing, may affix a sign (restricted solely to Tenant's name as set forth in Item 1 of the Basic Lease Provisions or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises and shall maintain the sign in good condition and repair during the Term. The sign shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.


                        ARTICLE VI.  LANDLORD SERVICES


     SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damage to Tenant's equipment resulting from power surges. Landlord's failure to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

     SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON FACILITIES. During the Term, Landlord shall operate all Common Facilities within the Office Building and the Project. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Office Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures,

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driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

     SECTION 6.3. USE OF COMMON FACILITIES. The occupancy by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose convenience and use the Common Facilities may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities in the manner Landlord may determine to be appropriate. Landlord shall at all times during the Term have exclusive control of the Common Facilities, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Facilities clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Facilities for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord.

     SECTION 6.4. PARKING. Landlord hereby leases to Tenant, and Tenant hereby agrees to lease from Landlord for the Term of this Lease, the number of vehicle parking spaces as set forth in Item 13 of the Basic Lease Provisions. The parking spaces shall be provided in accordance with the provisions set forth in Exhibit C to this Lease.

     SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Office Building or the Project, or to the attendant fixtures, equipment and Common Facilities. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Facilities, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Landlord also reserves the right to subdivide the Project, and Tenant shall cooperate in signing any maps, permits and certificates to facilitate same, provided that Tenant shall not thereby be required to incur additional costs.


                     ARTICLE VII. MAINTAINING THE PREMISES

     SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. When and if needed or whenever requested by Landlord, Tenant as its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section
7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

     SECTION 7.2.   LANDLORD'S MAINTENANCE AND REPAIR.

          (a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Office Building, and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset.

          (b) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from making of any repairs, alterations or improvements to any portion of the Office Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

     SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If any such improvement requires approval by or notice to the Lessor of a superior lease or the holder of a mortgage, no work shall proceed until such approval has been received or such notice has been given. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Landlord may require that Tenant enter into an agreement with Landlord for the work to be performed by Landlord's contractor, in which event Tenant shall pay to Landlord, in advance as additional rent, the cost of construction as estimated by Landlord, with a final reconciliation payment to be made by the appropriate party upon completion of the work. Should Landlord authorize Tenant to perform the work with a contractor approved by Landlord, Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. In any event, Landlord shall be entitled to a supervision fee in the amount of seven and one-half percent (7.5%) of the total cost of the work. Under no circumstances shall Tenant make any improvement which

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

incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenants's request and to repair any damage to the Premises arising from that removal. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement prior to the build-out. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

     SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

     SECTION 7.5 ENTRY AND INSPECTION. Landlord shall at all times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

     SECTION 7.6. SPACE PLANNING AND SUBSTITUTION. Landlord shall have the right, upon providing Tenant sixty (60) days' written notice, to move Tenant to other comparable space in the Office Building or in the Project. The new space shall be approximately the same size as the Premises, and provided with comparable improvements. Landlord shall pay all of Tenant's reasonable moving expenses following receipt of invoices from Tenant. If Landlord exercises this right, this Lease shall remain in effect and be deemed applicable to new space except that the Lease shall be appropriately amended to reflect the new space.

           ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

     Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's fixtures and personal property, Landlord's reasonable determination shall be conclusive.

                    ARTICLE IX.  ASSIGNMENT AND SUBLETTING

     SECTION 9.1.  RIGHTS OF PARTIES.

          (a) Nothwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be witheld in accordance with the provisions of Section 9.1.(c). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Office Building directory. To the extent not prohibited by provisions of the

Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(l), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, and all monies or other considerations to be delivered in connection with assignment shall be delivered to Landlord, shall be and remain in the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          (b) If Tenant or any guarantor of Tenant ("Tenant's Guarantor") is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Tenant or Tenant's Guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

          (c) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Office Building and Project; (2) seventy-five percent (75%) of any profit received by the Tenant from the assignment or subletting, whether during or after the Term of this Lease, shall be paid to Landlord when received;
(3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety
(90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Office Building or Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request and the information set forth above.

          (d) Nothwithstanding the provisions of Subsection (c) above, in Lieu of consenting to a proposed assignment or subletting, Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

          (e) Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer requested by Tenant is approved. In addition, should Landlord or its agents procure for Tenant a subtenant, assignee or new tenant for all or part of the Premises, then Tenant shall pay to Landlord, concurrently with the execution of the conveyancing documents, a leasing fee of six percent (6%) of the remaining future gross rentals under this Lease.

     SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

     SECTION 9.3.   SUBLEASE REQUIREMENTS.   The following terms and conditions
shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

          (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

          (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

          (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

                      ARTICLE X. INSURANCE AND INDEMNITY

     SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion:
"all risk" property insurance, subject to standard exclusions, covering the Office Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and comprehensive public liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Office Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

     SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Landlord, its agents, and any or all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Office Building or the Common Facilities, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Office Building or the Common Facilities, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord.

     SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Office Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Office Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Office Building. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Office Building or the Project and of defects in any improvements or equipment.

                       ARTICLE XI. DAMAGE OR DESTRUCTION

     SECTION 11.1.  RESTORATION.

          (a) If the Office Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Office Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

          (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises for more than nine (9) months, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

          (c) Commencing on the date of any damage to the Office Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

          (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

     SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                          ARTICLE XII. EMINENT DOMAIN

     SECTION 12.1 TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Office Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Office Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

     SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

     SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Office Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

               ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

     SECTION 13.1   SUBORDINATION.

          (a) At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying Leases, mortgages and deeds of trust, if any, which may hereafter affect the Office Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying Lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the Lien of any mortgage or deed of trust, or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

          (b) Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article, within ten
(10) days after written request by Landlord, shall constitute a default under this Lease. In that event, Landlord, in addition to any other rights or remedies it might have, shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord's notice. Landlord's election to terminate shall not relieve Tenant of any liability for its default.

     SECTION 13.2   ESTOPPEL CERTIFICATE.

          (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Office Building or Project.

          (b) Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

                      ARTICLE XIV. DEFAULTS AND REMEDIES

     SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

          (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

          (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

          (d) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

          (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

     SECTION 14.2.  LANDLORD'S REMEDIES.

          (a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

               (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                    (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                    (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonable avoided;

                    (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                    (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                    (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (ii) Landlord may be elect not to terminate Tenants's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

          (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

          (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3.  LATE PAYMENTS.

          (a) Any rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of one hundred dollars ($100.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord form exercising any of its other rights and remedies.

          (b) Following each second consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

     SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

     SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

     SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

     SECTION 14.7. WAIVER OF JURY TRAIL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH
RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

                            ARTICLE XV. END OF TERM

     SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly rental shall be the greater of (a) one hundred twenty percent (120%) of the total monthly rental for the month immediately preceding the date of termination or (b) the then currently scheduled rent for comparable space in the Office Building. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under this Lease or at law.

     SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

     SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord made by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                       ARTICLE XVI. PAYMENTS AND NOTICES

     All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of then shall be deemed as service upon all of them.

                      ARTICLE XVII. RULES AND REGULATIONS

     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Office Building, Project and Common Facilities. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                      ARTICLE XVIII. BROKER'S COMMISSION

     The parties recognize as the broker(s) who negotiate this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

                 ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

     In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                          ARTICLE XX. INTERPRETATION

     SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

     SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any Term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

     SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Office Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

     SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

                     ARTICLE XXI. EXECUTION AND RECORDING

     SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

     SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

                          ARTICLE XXII. MISCELLANEOUS

     SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Office Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

     SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord.

     SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Office Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

     SECTION 22.4.  MORTGAGEE PROTECTION.    No act or failure to act on the
part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Office Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Office Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.

     SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     SECTION 22.6. TENANT SERVICES. In the event certain tenant services, including without limitation child care services, health club facilities, valet parking, and concierge services, are made available to tenants of the Office Building by a concessionaire under contract to Landlord or by a tenant under lease with Landlord (collectively, "Provider"), then Tenant acknowledges and agrees that Landlord shall not be deemed to have made any representation regarding the availability, quality or reliability of such service and Tenant shall have no recourse or claim against Landlord, whether by abatement of rent or otherwise, for any default or liability on the part of the Provider in furnishing the service.




















LANDLORD:                                    TENANT:

LA JOLLA GATEWAY, LTD.,                      CYTOPROBE CORPORATION,
                                             -----------------------------------
a California limited partnership             a Utah corporation
                                             -----------------------------------
By:  The Irvine Company,
     a Michigan corporation,
     as attorney-in-fact for
     La Jolla Gateway, Ltd.,                 By: [SIGNATURE NOT LEGIBLE]
     and not on its own behalf                   -------------------------------
                                                 Title: Sec
                                                        ------------------------

     By: /s/ Clarence W. Barker              By: _______________________________
         ----------------------------------
         Clarence W. Barker,                     Title: ________________________
         President, Irvine Office Company,
         a division of The Irvine Company


     By: /s/ John C. Tsu
         ----------------------------------
         John C. Tsu,
         Assistant Secretary